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                                                                    Exhibit 10.8

                      SUPPLEMENTAL NOTE PURCHASE AGREEMENT

                                                       Dated as of June 15, 2000
                                                                PPN: 42823# AE 3

To the Purchaser Named in the
    Attached Supplemental
    Purchaser Schedule

Ladies and Gentlemen:

                  Reference is made to the Note Purchase Agreement dated as of March 15, 2000 between the Company and each of the Initial Purchasers named in Schedule A thereto (as amended by the First Amendment to Note Purchase Agreement dated as of June 15, 2000 and as supplemented by the Supplemental Note Purchase Agreement dated as of June 15, 2000 relating to the 8.11% Senior Notes, Series B, the "Agreement"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

                  As contemplated by Section 1.2 and Section 2.2 of the Agreement, the Company agrees with you as follows:

                  A.  Authorization of the Subsequent Notes. The Company has
                      -------------------------------------
authorized the issue and sale of $15,000,000 aggregate principal amount of Subsequent Notes to be designated as its 7.93% Senior Notes, Series C, due June 30, 2007 (the "Series C Notes"). The Series C Notes will be dated the date of issue, will bear interest from such date at the rate of 7.93% per annum, payable semiannually in arrears on June 30 and December 30 in each year, commencing December 30, 2000, until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and Make-Whole Amount, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the due date for payment, whether by acceleration or otherwise, until paid, and shall be substantially in the form set out in Exhibit 2 to the Agreement, with appropriate insertions to reflect the terms and provisions set forth herein.

                  B.  Sale and Purchase of Series C Notes. Subject to the terms
                      -----------------------------------
and conditions of the Agreement and herein set forth, the Company will issue and sell to the Supplemental Purchaser, and the Supplemental Purchaser will purchase from the Company, Series C Notes in the principal amount specified opposite its name in the Supplemental Purchaser Schedule attached as Schedule A hereto at the purchase price of 100% of the principal amount thereof. The sale and purchase of the Series C Notes shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "Series C Closing") on July 7, 2000 or on such other Business Day thereafter as may be agreed upon by the Company and the Supplemental Purchaser. At the Closing the Company will deliver to the Supplemental Purchaser the Series C Notes to be purchased by it in the form of a single Note (or such greater number of Series C Notes in denominations of at least

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$500,000 as such Purchaser may request) dated the date of the Series C Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company (as specified in a notice to the Supplemental Purchaser at least three Business Days prior to the date of the Series C Closing).

                  C.  Conditions of Series C Closing. The obligation of the
                      ------------------------------
Supplemental Purchaser to purchase and pay for the Series C Notes to be purchased by it at the Series C Closing is subject to the satisfaction, prior to or at the Series C Closing, of the conditions set forth in Section 4 of the Agreement.

                  D.  Prepayments.  The Series C Notes are subject to prepayment
                      -----------
only pursuant to the required prepayments, if any, specified below and to the optional prepayments permitted by Section 8.2 of the Agreement.

                      No regularly scheduled prepayments are due
                       on the Notes prior to their stated maturity.

                  E.  Series C Notes Issued Under and Pursuant to Agreement.
                      -----------------------------------------------------
Except as specifically provided above, the Series C Notes shall be deemed to be issued under and subject to, and to have the benefit of, all of the terms and conditions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

                  F.  Representations and Warranties of the Company. The Company
                      ---------------------------------------------
represents and warrants to the Purchaser that each of the representations and warranties contained in Section 5 of the Agreement is true and correct as of the date hereof (i) except that all references to "Purchaser" and "you" therein shall be deemed to refer to the Purchaser hereunder, all references to "this Agreement" shall be deemed to refer to the Agreement as supplemented by this Supplement, all references to "Notes" therein shall be deemed to include the Series C Notes, and (ii) except for changes to such representations and warranties, or the Schedules referred to therein, that are set forth in the attached Schedule 5.

                  G.  Representations of the Purchaser.  The Purchaser confirms
                      --------------------------------
to the Company that the representations set forth in Section 6 of the Agreement are true and correct as to such Purchaser.

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                  The execution by the Supplemental Purchaser shall constitute a contract between the Company and the Supplemental Purchaser for the uses and purposes set forth above. By its acceptance hereof, the Supplemental Purchaser shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement as in effect on the date hereof.

                                 HEWITT ASSOCIATES LLC


                                 By: /s/ C. Lawrence Connolly, III
                                     -------------------------------------
                                 Name:   C. Lawrence Connolly, III
                                      -------------------------------------
                                 Title:  Principal & Authorized Representative
                                       ----------------------------------------
                                         Assistant Secretary

The foregoing is agreed to as of the date thereof.

NEW YORK LIFE INSURANCE AND
ANNUITY CORPORATION
By:    New York Life Asset Management
       Operating Company LLC,
       Its Investment Manager

       By: /s/ Lisa A. Scuderi
           ----------------------------------
       Name:   Lisa A. Scuderi
             --------------------------------
       Title:  Vice President
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